Exhibit 10.1

Loan No. 950114107

SECOND AMENDMENT TO DEED OF TRUST AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO DEED OF TRUST AND OTHER LOAN DOCUMENTS (this “Agreement”) is made as of December 27, 2005, by and among ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (“Borrower”), ZHONE TECHNOLOGIES, INC., a Delaware corporation (“Guarantor”), and FREMONT INVESTMENT & LOAN, a California industrial bank (“Lender”), with respect to the following Recitals:

R E C I T A L S

A. Lender previously made a loan to Borrower (the “Loan”) pursuant to that certain Loan and Security Agreement dated as of March 30, 2001, as amended by the Amendment Agreement (as hereinafter defined) (as amended, the “Loan Agreement”). The Loan is evidenced by that certain Secured Promissory Note dated March 30, 2001, in the original principal amount of the Loan, executed by Borrower, as maker, in favor of Lender, as holder, as amended by the Amendment Agreement (as amended, the “Note”). All initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

B. The repayment of the Note and Borrower’s performance of its obligations under the Note are secured, inter alia, by that certain (i) Deed of Trust and Fixture Filing dated as of March 30, 2001, executed by Borrower, as trustor, to Fremont General Credit Corporation, a California corporation, as trustee, and naming Lender, as beneficiary, recorded on April 4, 2001, as Instrument No. 2001113773 in the Official Records of Alameda County, California (the “Recording Location”), as amended by the Amendment Agreement (as amended, the “Security Instrument”), and encumbering that certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”), and (ii) Assignment of Rents and Leases dated as of March 30, 2001, executed by Borrower in favor of Lender, recorded on April 4, 2001, as Instrument No. 2001113774 in the Recording Location, as amended by the Amendment Agreement (as amended, the “Assignment of Rents”).

C. Guarantor has executed that certain Completion and Performance Guaranty dated as of March 30, 2001, as amended by the Amendment Agreement (as amended, the “Guaranty”).

D. In connection with the Loan, Borrower, Guarantor and Lender entered into that certain First Amendment to Loan Documents dated as of August 21, 2003 (the “Amendment Agreement”).

E. Borrower has requested that Lender, among other things, (i) extend the Maturity Date of the Note, (ii) reduce the Floor Rate (as defined in the Note), (iii) reduce the Variable Rate Margin (as defined in the Note), (iv) adjust the Amortization Period (as defined in the Note), (v) adjust the Prepayment Charge (as defined in the Note), (vi) amend the partial release provision in the Loan Agreement to allow for the partial release of a larger Release Lot, and (vii) return the Borrower Letter of Credit for cancellation, and Lender has agreed to do so on the terms and conditions set forth in this Agreement.

F. As used herein, “Loan Documents” shall mean the Note, the Security Instrument, the Assignment of Rents and all other documents securing, or executed in connection with, the Loan (as modified by the Modification Documents (as hereinafter defined)), but shall exclude the Environmental Indemnity.

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Loan Agreement.

(a) Article 1 of the Loan Agreement is hereby amended as follows:

The definition of “Release Lot” is deleted in its entirety and replaced with the following:

“Release Lot” means one or more parcels made up of (i) the Phase 3 Property described in Section 7.16 below consisting of approximately 3.625 acres, and/or (ii) that certain real property depicted on Exhibit D to the Second Amendment consisting of approximately 0.9 acres, both of which are portions of the Property, where such real property parcel or parcels constitute one or more separate lawfully created parcels in accordance with applicable law, which may be released from the lien of the Deed of Trust in accordance with Section 2.6 below.

(b) Article 1 of the Loan Agreement is hereby amended by adding the following new definitions in alphabetical order:

“Current Project Appraisal” means an appraisal of the Project obtained by Lender within sixty (60) days after the Second Amendment Effective Date from Metropolitan Appraisal Group (William Buenzli, appraiser), or such other appraiser reasonably approved by Lender, in form and substance satisfactory to Lender in its good faith sole discretion.

“Prepayment Period” shall mean the six (6) month period commencing on the first day of the month following the Second Amendment Effective Date and each six (6) months thereafter.

“Second Amendment” means that certain Second Amendment to Deed of Trust and Other Loan Documents dated as of December 27, 2005, by and among Borrower, Guarantor and Lender.

“Second Amendment Effective Date” means the “Effective Date” s defined in the Second Amendment.

(c) Section 2.6. Section 2.6 of the Loan Agreement is hereby amended to add the following as Section 2.6(k):

“(k)	If the Phase 3 Property is being sold to a purchaser other than the Oakland CRA pursuant to the CRA Purchase Agreement, Borrower shall deliver to Lender the written consent of the Oakland CRA to the sale of the Phase 3 Property to such other purchaser, which consent shall provide that such sale is not in violation of the Oakland CRA’s option to repurchase the Phase 3 Property set forth in the CRA Purchase Agreement.”

(d) Section 7.17. Section 7.17 of the Loan Agreement is hereby deleted in its entirety.

(e) Section 8.1(k) of the Loan Agreement is hereby deleted in its entirety.

(f) Section 9.10. Lender’s notice address in Section 9.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“To Lender:	Fremont Investment & Loan
2727 E. Imperial Highway
Brea, California 92821-6713
Attention: Commercial Real Estate Asset Management
Loan No. 950114107

With a copy to:	Fremont Investment & Loan
2425 Olympic Boulevard
Third Floor – East
Santa Monica, California 90404
Attention: Alec G. Nedelman, Esq.
Loan No. 950114107”

(g) Section 9.25. The following is hereby added as Section 9.25 of the Loan Agreement.

(h) Exhibit D. Exhibit D is attached hereto and made a part hereof for purposes of the definition of “Release Lot” as defined in Article 1 of the Loan Agreement.

“18.	Consent to Jurisdiction.

Borrower and Lender each hereby consent to the jurisdiction of any state or federal court located within the State of California in any suit, action or proceeding based hereon or arising out of, under or in connection with this Agreement or any of the other Loan Documents (and further agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable), and waive personal service of any and all process upon them and consent that all service of process be made by certified mail to the applicable address set forth herein.”

2.	Amendment to Note.

(a) Definitions. Article 1 of the Note is hereby amended as follows:

(i) The definition of “Amortization Period” is deleted in its entirety and replaced with the following:

“Amortization Period” means a period of three hundred (300) months commencing on January 1, 2006.

(ii) The definition of “Floor Rate” is deleted in its entirety and replaced with the following:

“Floor Rate” means a rate of six and one-half percent (6.5%) per annum.

(iii) The definition of “Maturity Date” is deleted in its entirety and replaced with the following:

“Maturity Date” means April 1, 2011.

(iv) The definition of “Variable Rate Margin” is deleted in its entirety and replaced with the following:

“Variable Rate Margin” means three percent (3.00%) per annum, as the same may be increased as provided in Section 7.8 of the Loan Agreement.

(b) Section 2.3 A. of the Note is hereby deleted as follows and replaced with the following:

“A. Borrower shall make monthly payments (the “Monthly Installments”) of principal and interest beginning on January 1, 2006 and on the first day of each month thereafter, in the amount from time to time which fully amortizes the then unpaid principal balance of the Loan and the interest accruing thereon at the Interest Rate then in effect under this Note in equal monthly installments over the then remaining term of the Amortization Period. The Monthly Installments shall be subject to adjustment to reflect any adjustments in the Variable Interest Rate of this Note, with each such adjustment effective thirty (30) days after the applicable Adjustment Date. Monthly Installments shall also be adjusted as provided in Section 7.8 of the Loan Agreement. Monthly Installments shall not be adjusted on any Prepayment made while the Variable Interest Rate is in effect until the next scheduled Adjustment Date.”

(c) Section 2.4. of the Note is hereby deleted as follows and replaced with the following:

“2.4	Prepayment Privilege.

Borrower may prepay the outstanding principal balance of this Note in whole or in part at any time without charge or premium except as provided in this Section 2.4. Notwithstanding the foregoing, if any principal of the Loan is paid before the scheduled due date hereunder (a “Prepayment”), Borrower shall in addition pay to Lender, at the time of such Prepayment, a prepayment charge (as the same may be increased as provided below, the “Prepayment Charge”) of two percent (2%) of the amount of the Prepayment for Prepayments made during the first Prepayment Period; one and one-half percent (1.5%) during the second Prepayment Period, one percent (1%) during the third Prepayment Period, and one-half of one percent (0.5%) during the fourth Prepayment Period. No Prepayment Charge shall be imposed on Prepayments made after the first four Prepayment Periods. The Prepayment Charge will be due and payable whether the Prepayment is made voluntarily, involuntarily, or upon the acceleration of the Maturity Date, provided that no Prepayment Charge will be imposed on the application of Casualty Proceeds or Condemnation Proceeds (as such terms are defined in the Deed of Trust) to the amounts owing under this Note. As a condition precedent to Borrower’s right to make any Prepayment, Borrower shall provide Lender with not less than thirty (30) days prior written notice of any Prepayment. The Prepayment Charge shall be in addition to Borrower’s obligation to pay interest on any Prepayment at the Interest Rate through the date of such Prepayment on the terms set forth in this Note.

BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THIS NOTE WITHOUT THE PAYMENT OF A PREPAYMENT CHARGE EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF A PREPAYMENT CHARGE FOR PREPAYMENT OF THIS NOTE ON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS. FURTHERMORE, BY INITIALING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER.

BORROWER’S INITIALS:	/s/ KM

3.	Amendment to Security Instrument.

The introductory paragraph in the Security Instrument is hereby deleted in its entirety and replaced with the following:

“THIS DEED OF TRUST AND FIXTURE FILING (this “Deed of Trust”) is made as of March 30, 2001, by ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company (“Trustor”), whose mailing address is 7001 Oakport Street, Oakland, California 94621, to FREMONT GENERAL CREDIT CORPORATION, a California corporation (“Trustee”), for the benefit of FREMONT INVESTMENT & LOAN, a California industrial bank (“Beneficiary”), whose mailing address is 2727 E. Imperial Highway, Brea, California 92821-6713, Attention: Commercial Real Estate Asset Management, Loan No. 950114107.”

4.	Amendment to Guaranty.

(a) Section 11. Lender’s notice address in Section 11 of the Guaranty is hereby deleted in its entirety and replaced with the following:

“To Lender:	Fremont Investment & Loan
2727 E. Imperial Highway
Brea, California 92821-6713
Attention: Commercial Real Estate Asset Management
Loan No. 950114594

With a copy to:	Fremont Investment & Loan
2425 Olympic Boulevard
Third Floor – East
Santa Monica, California 90404
Attention: Alec G. Nedelman, Esq.
Loan No. 950114107”

5.	Amendment to Environmental Indemnity.

(a) The introductory paragraph in the Environmental Indemnity is hereby deleted in its entirety and replaced with the following:

“THIS ENVIRONMENTAL INDEMNITY (this “Indemnity”) is made as of March 30, 2001, by ZNONE TECHNOLOGIES CAMPUS, LLC, A California limited liability company (“Borrower”), whose address is c/o Zhone Technologies Campus, LLC, 7001 Oakport Street, Oakland, California 94621 and ZHONE TECHNOLOGIES, INC., a Delaware corporation (“Zhone Inc.”), whose address is 7001 Oakport Street, Oakland, California 94621 (each of which shall be referred to hereinafter individually as an “Indemnitor” and collectively as the “Indemnitors”), to and for the benefit of FREMONT INVESTMENT & LOAN, a California industrial bank (“Lender”), whose address is 2727 E. Imperial Highway, Brea, California 92821-6713, Attention: Commercial Real Estate Asset Management, Loan No. 950114107, and Lender’s successors, assigns and participants, and its and their respective Affiliates (as hereinafter defined), and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to hereinafter individually as an “Indemnitee” and collectively as the “Indemnitees”), with reference to the following Recitals:”

(b) Section 12. The following is hereby added as Section 13 of the Environmental Indemnity.

“12.	Consent to Jurisdiction.

Indemnitors hereby consent to the jurisdiction of any state or federal court located within the State of California in any suit, action or proceeding brought under or arising out of this Indemnity (and further agrees not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable) and waive personal service of any and all process upon it and consent that all service of process be made by certified mail directed to Indemnitors at the address set forth in this Indemnity. Each Indemnitor who is not a resident of the State of California, or which is not qualified to do business in the State of California as a foreign corporation, partnership or other business entity, hereby irrevocably appoints Borrower (the “Agent”) as its authorized agent in the State of California to accept on its behalf service of process for purposes of any such suit, action or proceeding, and Lender may obtain personal jurisdiction and perfect service of process through the Agent or by any other means now or hereafter permitted by applicable law. If such Agent shall cease so to act, each such Indemnitor shall irrevocably designate and appoint without delay another such agent in the State of California and shall promptly deliver to Lender written evidence of such agent’s acceptance of such appointment.”

6.	Amendment to Loan Documents and Environmental Indemnity.

As of the Effective Date (as hereinafter defined), all of the Loan Documents (whether or not specifically described herein) and the Environmental Indemnity are hereby amended to reflect that: (a) the Maturity Date had been extended to April 1, 2011, (b) the Floor Rate had been reduced to six and one-half percent (6.5%) per annum, (c) the Variable Rate Margin has been reduced to three percent (3.00%) per annum, (d) the Amortization Period has been amended to a period of three hundred (300) months commencing on the Effective Date, (e) the Prepayment Charge has been increased, (f) each of the Loan Documents and the Environmental Indemnity have been modified by the applicable Modification Documents, and (g) the Modification Documents constitute “Loan Documents” (as “Loan Documents” is used therein).

7.	Principal Paydown.

On or before the Effective Date (as hereinafter defined), Borrower shall pay to Lender, in immediately available funds, the amount of Eleven Million Seventy Thousand Three Hundred Ninety-Nine and 55/100 Dollars ($11,070,399.55) (the “Principal Paydown”). Borrower hereby irrevocably and unconditionally instructs and authorizes Lender to apply the Principal Paydown to reduce Borrower’s obligations under the Loan in such order as Lender shall determine in its sole discretion. Borrower acknowledges and agrees that the Principal Paydown is made freely and voluntarily. Borrower further acknowledges and agrees that amounts repaid under the Loan may not be reborrowed. No Prepayment Charge shall be payable in connection with such Principal Paydown.

8.	Cancellation of Borrower Letter of Credit.

Concurrently with the of the closing of the transactions contemplated by this Agreement, Lender shall return the Borrower Letter of Credit to Borrower, and Borrower shall return the Borrower Letter of Credit to the issuer thereof for cancellation. Upon the Effective Date, Sections 7.17 and 8.1(k) of the Loan Agreement shall be deleted in their entirety and shall be of no further force or effect.

9.	Representations and Warranties.

(a) As a material inducement for Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender that:

(i) Borrower has full power and authority to execute, deliver and perform its obligations under this Agreement and all other documents delivered to Lender in connection with this Agreement (collectively, the “Modification Documents”). This Agreement and the other Modification Documents are binding upon and enforceable against Borrower in accordance with their respective terms.

(ii) There is no Potential Default or Event of Default under the Note, any of the other Loan Documents or the Environmental Indemnity.

(iii) The representations and warranties made by Borrower in the Loan Documents and the Environmental Indemnity are as of the date hereof, and on the Effective Date will be, true, correct and complete in all material respects.

(iv) Borrower does not have any (A) offsets or defenses against the payment of the Note or any other amounts payable under the Loan Documents or the Environmental Indemnity, (B) defenses to the payment of the Note, the other Loan Documents or the Environmental Indemnity, or (C) claims against Lender or any employee, officer, director, or attorney of Lender in connection with any of the Note, the other Loan Documents or the Environmental Indemnity.

(b) As a material inducement for Lender to enter into this Agreement, Guarantor hereby represents and warrants to Lender that:

(i) Guarantor has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Modification Documents. This Agreement and the other Modification Documents are binding upon and enforceable against Guarantor in accordance with their respective terms.

(ii) There is no Potential Default or Event of Default under the Guaranty, any of the other Loan Documents or the Environmental Indemnity.

(iii) The representations and warranties made by Guarantor in the Guaranty, the other Loan Documents and the Environmental Indemnity are as of the date hereof, and on the Effective Date will be, true, correct and complete in all material respects.

(iv) Guarantor has no (A) offsets or defenses against the payment of the Guaranty or any other amounts payable under the Loan Documents or the Environmental Indemnity, (B) defenses to the payment of the Guaranty, the other Loan Documents or the Environmental Indemnity, or (C) claims against Lender or any employee, officer, director, or attorney of Lender in connection with the Guaranty, the other Loan Documents or the Environmental Indemnity.

The foregoing representations and warranties and the representations of Borrower and Guarantor set forth in this Agreement, the other Modification Documents, the other Loan Documents and the Environmental Indemnity constitute material inducements to Lender and, but for such representations and warranties, Lender would not have entered into this Agreement.

10.	Reaffirmation of Obligations.

Borrower and Guarantor each hereby acknowledges and reaffirms its obligations under the Note, the Guaranties and the other Loan Documents, as such documents have been amended by this Agreement and the other Modification Documents, and agrees that any reference made in the Note, the Guaranty or in any of the other Loan Documents to such documents shall mean such Loan Documents as amended by this Agreement and the Modification Documents.

11.	Modification Fee and Processing Fee.

(a) In consideration of Lender’s agreement to make the modifications to the Loan on the terms and conditions set forth herein, Borrower shall pay to Lender (i) an extension fee in the amount of One Hundred Thousand Dollars ($100,000) (the “Modification Fee”), and a processing fee in the amount of Five Thousand Dollars ($5,000) (the “Processing Fee”); provided, however, Borrower shall receive a credit to the Processing Fee, in an amount not to exceed $1,000, for costs incurred and paid by Borrower in connection with it delivery of an opinion of counsel as required under this Agreement. Borrower acknowledges and agrees that the Modification Fee and the Processing Fee have both been fully earned by Lender and are nonrefundable. Neither the Modification Fee nor the Processing Fee shall be applied to any of Borrower’s obligations under the Note, this Agreement or the Modification Documents or any of the other Loan Documents and is in addition to Borrower’s obligation to pay all other amounts under the Loan Documents.

12.	Waiver of Certain Protections.

As a material inducement for Lender to enter into this Agreement, Borrower agrees that, in the event that Borrower (a) files with any bankruptcy court of competent jurisdiction or is the subject of any petition under Title 11 of the U.S. Code, as amended, (b) is the subject of any order of relief under such Title 11 of the U.S. Code, as amended, (c) files or is the subject of any petition, order, judgment or decree petition seeking, or relating to, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (d) seeks, consents or agrees to, the appointment of any trustee, receiver, conservator, or liquidator, then in such event Lender shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of its rights and remedies under the Loan Documents or as otherwise provided by law or in equity. Borrower hereby irrevocably waives any benefits or protections that may be afforded by such automatic stay, and further waives any benefits or protections that may be afforded by relief similar to such automatic stay under Section 105 of Title 11 of the U.S. Code, as amended, or otherwise.

13.	Closing Conditions.

Lender shall have no obligation to modify the Loan unless Borrower delivers or causes to be delivered to Lender the following items on or before December 28, 2005 (the “Termination Date”), all of which shall be satisfactory in form and content to Lender and, if applicable, duly executed (and acknowledged where necessary) by the appropriate parties thereto (collectively, the “Closing Conditions”):

(a) This Agreement;

(b) A Release in the form attached hereto as Exhibit B;

(c) A memorandum of this Agreement, on Lender’s form, and in form sufficient for recording in the Recording Location (the “Memorandum”);

(d) An opinion of counsel to Borrower and Guarantor inform and substance acceptable to Lender in its sole discretion;

(e) Reimbursement to Lender of Lender’s attorneys’ fees and costs incurred in connection with this Agreement and the other documents required by this Section;

(f) The Modification Fee and the Processing Fee, in immediately available funds

(g) At Borrower’s expense, a CLTA Endorsement 110.5 to the Title Policy together with any other endorsements Lender shall require to insure the continued priority of the lien of the Security Instrument on the Property notwithstanding the modifications set forth in this Agreement;

(h) Lender shall have received the Principal Paydown in immediately available funds together with all other amounts due and payable under the Loan as of the Effective Date; and

(i) Such other documents, materials or information as Lender may reasonably require.

14.	Events of Default.

In addition to all other matters constituting a default or event of default under the Loan Documents, the breach or default by Borrower or any Guarantor of any term or covenant contained herein, and the expiration of any applicable cure period set forth in the Loan Documents, or the inaccuracy of any representation or warranty contained herein, shall also be deemed a default or event of default under the Loan Documents.

15.	Amendment to Loan Documents.

Upon the satisfaction of the Closing Conditions set forth herein and the recordation of the Memorandum in the Recording Location on or before the Termination Date (the “Effective Date”), the parties hereto agree that the Note and other Loan Documents shall be amended as provided herein.

Except as specifically amended pursuant to the terms of this Agreement, the Loan Documents shall remain unmodified and in full force and effect.

16.	Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

18.	Submission of Agreement.

The submission of this Agreement to Borrower, Guarantor or their respective agents or attorneys for review or signature does not constitute a commitment or agreement by Lender to modify the Loan, and this Agreement shall have no binding force or effect unless the Effective Date has occurred on or before the Termination Date.

19.	Time of Essence.

Time is of the essence with respect to each provision of this Agreement.

20.	WAIVER OF JURY TRIAL.

BORROWER, GUARANTOR AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING IN TORT OR CONTRACT OR BY STATUTE OR LAW, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH OR THEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER’S, GUARANTOR’S AND LENDER’S ENTERING INTO THIS AGREEMENT AND THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THIS WAIVER. LENDER, GUARANTOR AND BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 20 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

21.	Consent to Jurisdiction.

Borrower, Guarantor and Lender each hereby consent to the jurisdiction of any state or federal court located within the State of California in any suit, action or proceeding based hereon or arising out of, under or in connection with this Agreement or any of the other Loan Documents (and further agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable), and waive personal service of any and all process upon them and consent that all service of process be made by certified mail to the applicable address set forth herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

“Borrower”

ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company

By:	Zhone Technologies, Inc., a Delaware corporation, Its Managing Member

	By:	/s/ Kirk Misaka
	Name:	Kirk Misaka
	Title:	Chief Financial Officer

“Guarantor”

ZHONE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Kirk Misaka
Name:	Kirk Misaka
Its:	Chief Financial Officer

“Lender”

FREMONT INVESTMENT & LOAN, a California industrial bank

By:	/s/ Ali Govahi
Name:	Ali Govahi
Its:	VP National Manager

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